Exhibit (d.2)

Schedule A

to the

Investment Advisory Agreement dated December 1, 2009

between

iShares, Inc.

and

BlackRock Fund Advisors

Advisory Fee for the Category I (MSCI Developed Markets Single Country) Funds:

0.59% per annum of the aggregate net assets of the Category I Funds less than or equal to $7.0 billion plus 0.54% per annum of the aggregate net assets of the Category I Funds over $7.0 billion, up to and including $11.0 billion plus 0.49% per annum of the aggregate net assets of the Category I Funds over $11.0 billion, up to and including $24.0 billion plus 0.44% per annum of the aggregate net assets of the Category I Funds over $24.0 billion, up to and including $48.0 billion plus 0.40% per annum of the aggregate net assets of the Category I Funds over $48.0 billion, up to and including $72.0 billion,

plus 0.36% per annum of the aggregate net assets of the Category I Funds over $72.0 billion, up to and including $96.0 billion plus 0.32% per annum of the aggregate net assets of the Category I Funds in excess of $96.0 billion

Category I Funds:

iShares MSCI Australia ETF

iShares MSCI Austria ETF

iShares MSCI Belgium ETF

iShares MSCI Canada ETF

iShares MSCI Eurozone ETF

iShares MSCI France ETF

iShares MSCI Germany ETF

iShares MSCI Hong Kong ETF

iShares MSCI Ireland ETF*

iShares MSCI Italy ETF

iShares MSCI Japan ETF

iShares MSCI Japan Small-Cap ETF

iShares MSCI Malaysia ETF

iShares MSCI Mexico ETF

iShares MSCI Netherlands ETF

iShares MSCI New Zealand ETF*

iShares MSCI Singapore ETF

iShares MSCI Spain ETF

iShares MSCI Sweden ETF

iShares MSCI Switzerland ETF

iShares MSCI United Kingdom ETF*

Advisory Fee for Category II (MSCI Emerging Markets Single Country) Funds:

0.7400% per annum of the aggregate net assets of the Category II Funds less than or equal to $2.0 billion plus 0.6900% per annum of the aggregate net assets of the Category II Funds over $2.0 billion, up to and including $4.0 billion plus 0.6400% per annum of the aggregate net assets of the Category II Funds over $4.0 billion, up to and including $8.0 billion plus 0.5700% per annum of the aggregate net assets of the Category II Funds over $8.0 billion, up to and including $16.0 billion plus 0.5100% per annum of the aggregate net assets of the Category II Funds over $16.0 billion, up to and including $24.0 billion plus 0.4800% per annum of the aggregate net assets of the Category II Funds over $24.0 billion, up to and including $32.0 billion plus 0.4500% per annum of the aggregate net assets of the Category II Funds over $32.0 billion, up to and including $40.0 billion plus 0.4275% per annum of the aggregate net assets of the Category II Funds in excess of $40.0 billion

Category II Funds:

iShares MSCI Brazil ETF

iShares MSCI Brazil Small-Cap ETF*

iShares MSCI Chile ETF

iShares MSCI China ETF*

iShares MSCI China Small-Cap ETF*

iShares MSCI Indonesia ETF*

iShares MSCI Israel ETF

iShares MSCI Peru and Global Exposure ETF*

iShares MSCI Philippines ETF*

iShares MSCI Poland ETF*

iShares MSCI Qatar ETF*

iShares MSCI Russia ETF

iShares MSCI South Africa ETF

iShares MSCI South Korea ETF

iShares MSCI Taiwan ETF

iShares MSCI Thailand ETF

iShares MSCI Turkey ETF

iShares MSCI UAE ETF*

Fund	Annual Fee
iShares Asia/Pacific Dividend ETF	0.49%
iShares Core MSCI Emerging Markets ETF	0.09%
iShares Currency Hedged MSCI Emerging Markets ETF	0.78%
iShares Emerging Markets Dividend ETF	0.49%
iShares Emerging Markets Equity Factor ETF	0.25%
iShares ESG Aware MSCI EM ETF	0.25%
iShares Frontier and Select EM ETF	0.79%
iShares International High Yield Bond ETF	0.40%
iShares J.P. Morgan EM Corporate Bond ETF	0.50%
iShares J.P. Morgan EM High Yield Bond ETF	0.50%
iShares J.P. Morgan EM Local Currency Bond ETF	0.30%
iShares MSCI Agriculture Producers ETF	0.39%
iShares MSCI Emerging Markets Asia ETF	0.49%
iShares MSCI Emerging Markets ex China ETF	0.25%
iShares MSCI Global Energy Producers ETF	0.39%
iShares MSCI Global Gold Miners ETF	0.39%
iShares MSCI Global Metals & Mining Producers ETF	0.39%
iShares MSCI Global Silver and Metals Miners ETF	0.39%
iShares MSCI USA Equal Weighted ETF	0.09%
iShares MSCI World ETF iShares US & Intl High Yield Corp Bond ETF	0.24 0.40	% %

Advisory Fee for Category IV (MSCI Emerging Markets Multi Country) Funds:

	First $14.0 billion	Greater than $14.0 billion Up to and including $28.0 billion	Greater than $28.0 billion Up to and including $42.0 billion	Greater than $42.0 billion Up to and including $56.0 billion	Greater than $56.0 billion Up to and including $70.0 billion	Greater than $70.0 billion Up to and including $84.0 billion	Greater than $84.0 billion
iShares MSCI All Country Asia ex Japan ETF*	0.75%	0.68%	0.61%	0.54%	0.47%	0.41%	0.35%
iShares MSCI BIC ETF	0.75%	0.68%	0.61%	0.54%	0.47%	0.41%	0.35%

	First $14.0 billion	Greater than $14.0 billion Up to and including $28.0 billion	Greater than $28.0 billion Up to and including $42.0 billion	Greater than $42.0 billion Up to and including $56.0 billion	Greater than $56.0 billion Up to and including $70.0 billion	Greater than $70.0 billion Up to and including $84.0 billion	Greater than $84.0 billion
iShares MSCI Emerging Markets ETF	0.75%	0.68%	0.61%	0.54%	0.47%	0.41%	0.35%
iShares MSCI Emerging Markets Min Vol Factor ETF	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
iShares MSCI Emerging Markets Small-Cap ETF	0.75%	0.68%	0.61%	0.54%	0.47%	0.41%	0.35%

Advisory Fee for Category VI (MSCI International/Global Multi Country) Funds:

	First $30.0 billion	Greater than $30.0 billion Up to and including $60.0 billion	Greater than $60.0 billion Up to and including $90.0 billion	Greater than $90.0 billion Up to and including $120.0 billion	Greater than $120.0 billion Up to and including $150.0 billion	Greater than $150.0 billion
iShares MSCI EAFE Min Vol Factor ETF*	0.2000%	0.2000%	0.2000%	0.2000%	0.2000%	0.2000%
iShares MSCI Global Min Vol Factor ETF	0.2000%	0.2000%	0.2000%	0.2000%	0.2000%	0.2000%
iShares MSCI ACWI ETF*	0.3500%	0.3200%	0.2800%	0.2520%	0.2270%	0.2040%
iShares MSCI ACWI ex U.S. ETF*	0.3500%	0.3200%	0.2800%	0.2520%	0.2270%	0.2040%
iShares MSCI EAFE ETF*	0.3500%	0.3200%	0.2800%	0.2520%	0.2270%	0.2040%

Advisory Fee for Group X (2012 Equity) Funds

	First $46 billion	Greater than $46 billion Up to and including $81 billion	Greater than $81 billion Up to and including $111 billion	Greater than $111 billion Up to and including $141 billion	Greater than $141 billion Up to and including $171 billion	Greater than $171 billion
iShares Latin America 40 ETF*	0.5000%	0.4750%	0.4513%	0.4287%	0.4073%	0.3869%
iShares MSCI Pacific ex Japan ETF	0.5000%	0.4750%	0.4513%	0.4287%	0.4073%	0.3869%
iShares Preferred and Income Securities ETF*	0.4800%	0.4560%	0.4332%	0.4116%	0.3910%	0.3714%
iShares Russell 2000 ETF*	0.2000%	0.1900%	0.1805%	0.1715%	0.1630%	0.1548%
iShares Russell 2000 Growth ETF*	0.2500%	0.2375%	0.2257%	0.2144%	0.2037%	0.1935%
iShares Russell 2000 Value ETF*	0.2500%	0.2375%	0.2257%	0.2144%	0.2037%	0.1935%
iShares Select Dividend ETF*	0.4000%	0.3800%	0.3610%	0.3430%	0.3259%	0.3096%

*	This Fund is a fund of iShares Trust.

Amended and Approved by the Board of Directors of iShares, Inc. on June 8, 2023.